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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Panavision Inc. for the registration of 6,211,500 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 1998, with respect to the consolidated financial statements and schedule of Panavision Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                  Ernst & Young LLP
Los Angeles, California
May 1, 1998